SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2025, iQSTEL Inc. (the “Company”) entered into a Stock-for-Stock Exchange Agreement (the “Agreement”) with Cycurion Inc. (“Cycurion”), a Delaware corporation trading on Nasdaq under the ticker CYCU. The Agreement finalizes the mutual equity partnership initially outlined in a non-binding Memorandum of Understanding announced on August 7, 2025, and provides for a strategic alliance focused on AI-driven cybersecurity solutions for the global telecommunications industry.

Under the terms of the Agreement, each party will issue to the other common stock with an aggregate value of $1,000,000. The number of shares to be issued will be calculated by dividing $1,000,000 by the lower of (i) the Nasdaq Official Closing Price of the issuing party’s common stock on the trading day immediately preceding the execution of the Agreement (September 2, 2025), or (ii) the average Nasdaq Official Closing Price over the five consecutive trading days immediately preceding September 2, 2025.

The shares will be issued in book-entry form through the parties’ respective transfer agents, with the closing expected to occur on the third business day following the Effective Date, but no later than 30 business days thereafter, subject to mutual agreement.

Each party intends to distribute up to 50% of the shares received as a stock dividend to its shareholders, subject to board and regulatory approvals, including compliance with Nasdaq and SEC requirements. The record date for the dividend distribution will be announced in a subsequent joint communication once regulatory approvals are obtained.

The Agreement also formalizes a strategic partnership to develop and commercialize AI-driven cybersecurity solutions, with six key pillars of collaboration: (1) cybersecurity for telecom carrier infrastructure, (2) white-label cybersecurity services, (3) AI-driven operational optimization for Cycurion, (4) development of a next-generation AI-powered cybersecurity platform, (5) coordinated product launches in the second half of 2025, and (6) capitalizing on the projected $500 billion cybersecurity market by 2030. The parties will integrate iQSTEL’s AI capabilities (through its Reality Border division) with Cycurion’s cybersecurity expertise and explore deeper collaborations, including potential joint ventures and shared research and development.

The Agreement includes standard representations and warranties, conditions to closing (such as board approvals and absence of legal impediments), and covenants, including compliance with securities laws and furnishing information for Rule 144 resale eligibility. The Agreement may be terminated by mutual consent, if the closing does not occur within 30 days, or upon material breach by either party. The Agreement is governed by New York law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 3, 2025, the Company issued a press release announcing the execution of the Agreement with Cycurion, the planned stock exchange, the intended dividend distribution, and the strategic AI-driven cybersecurity alliance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “will,” or similar expressions. These statements include, but are not limited to, statements regarding the consummation of the stock exchange, the planned dividend distribution, the strategic partnership and its anticipated benefits, the development and commercialization of AI-driven cybersecurity solutions, the timing of product launches, and the potential for future collaborations such as joint ventures. Such statements are subject to risks and uncertainties, including the ability to obtain necessary regulatory and board approvals, the satisfaction of closing conditions, the successful integration of technologies, market acceptance of new products, and general economic and competitive conditions in the cybersecurity and telecom industries. These risks could cause actual results to differ materially from those expressed or implied. For a discussion of such risks, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report, except as required by law.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Stock-for-Stock Exchange Agreement, dated September 2, 2025
99.1	Press release, dated September 3, 2025
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: September 3, 2025

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